UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.             )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Nuveen California Dividend Advantage Municipal Fund 2

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NUVEEN CLOSED END FUNDS

Annual Meeting Adjourned to March 5, 2012

PLEASE VOTE NOW

Dear Shareholder:

We are sending you this notice because we have not yet received your vote. We recently sent you proxy materials concerning important proposals affecting your fund(s), which were considered at the Annual Shareholders Meeting. The meeting has been adjourned in order to allow more time for shareholders to cast their votes. The meeting will reconvene on March 5, 2012 at 2:00 p.m., Central time at the offices of Nuveen Investments, 333 West Wacker Drive, Chicago, IL.

Please call 866-456-7110 to cast your vote now.

VOTING NOW WILL SAVE ADDITIONAL PROXY COSTS.

YOUR FUND’S BOARD RECOMMENDS YOU VOTE “FOR” EACH OF THE PROPOSALS.

PROPOSALS HAVE THE SUPPORT OF A NATIONALLY-RECOGNIZED PROXY ADVISORY FIRM.

Because over time Nuveen closed-end funds have seen increased institutional share ownership, these fund actions were reviewed and received the support of ISS Governance Services Inc. (ISS). ISS is widely recognized as the leading independent proxy advisory firm in the nation. Its recommendations are relied upon by hundreds of major institutional investment firms, mutual funds, and other fiduciaries throughout the country. ISS recommends that its clients vote “FOR” each of the proposals contained in the proxy.

YOUR VOTE IS VERY IMPORTANT

VOTING NOW HELPS AVOID UNNECESSARY COMMUNICATIONS WITH SHAREHOLDERS

The proposals are of utmost importance. Please take a few moments to review the information contained within this letter and in the Proxy Statement previously provided to you and cast your vote now. You may obtain a copy at http://www.nuveenproxy.com/ProxyInfo/CEF/Default.aspx.

The proposed new fundamental investment policy would permit each Fund to make loans to the extent permitted by the securities laws. Among other things, this change is intended to provide each Affected Municipal Fund the flexibility to make loans in circumstances where a municipal issuer is in distress, if Nuveen Fund Advisors, Inc. believes that doing so would both facilitate a timely workout of the issuer’s situation in a manner which benefits that Fund, and be the best choice for reducing the likelihood or severity of loss on the Fund’s investment.

It is important that you call the proxy soliciting agent at 866-456-7110 to speak with one of the representatives to assist you with the voting process. Representatives are available to take your vote Monday through Friday between 9:00 a.m. and 11:00 p.m. and on Saturday and Sunday from 12:00 p.m. to 6:00 p.m., EDT.

Thank you for your prompt attention to this matter.

NUVEEN CLOSED END FUNDS

Annual Meeting Adjourned to March 5, 2012

PLEASE VOTE NOW

Dear Shareholder:

We are sending you this notice because we have not yet received your vote. We recently sent you proxy materials concerning important proposals affecting your fund(s), which were considered at the Annual Shareholders Meeting. The meeting has been adjourned in order to allow more time for shareholders to cast their votes. The meeting will reconvene on March 5, 2012 at 2:00 p.m., Central time at the offices of Nuveen Investments, 333 West Wacker Drive, Chicago, IL.

Please call 866-963-5818 to cast your vote now.

VOTING NOW WILL SAVE ADDITIONAL PROXY COSTS.

YOUR FUND’S BOARD RECOMMENDS YOU VOTE “FOR” EACH OF THE PROPOSALS.

PROPOSALS HAVE THE SUPPORT OF A NATIONALLY-RECOGNIZED PROXY ADVISORY FIRM.

Because over time Nuveen closed-end funds have seen increased institutional share ownership, these fund actions were reviewed and received the support of ISS Governance Services Inc. (ISS). ISS is widely recognized as the leading independent proxy advisory firm in the nation. Its recommendations are relied upon by hundreds of major institutional investment firms, mutual funds, and other fiduciaries throughout the country. ISS recommends that its clients vote “FOR” each of the proposals contained in the proxy.

YOUR VOTE IS VERY IMPORTANT

VOTING NOW HELPS AVOID UNNECESSARY COMMUNICATIONS WITH SHAREHOLDERS

The proposals are of utmost importance. Please take a few moments to review the information contained within this letter and in the Proxy Statement previously provided to you and cast your vote now. You may obtain a copy at http://www.nuveenproxy.com/ProxyInfo/CEF/Default.aspx.

The proposed new fundamental investment policy would permit each Fund to make loans to the extent permitted by the securities laws. Among other things, this change is intended to provide each Affected Municipal Fund the flexibility to make loans in circumstances where a municipal issuer is in distress, if Nuveen Fund Advisors, Inc. believes that doing so would both facilitate a timely workout of the issuer’s situation in a manner which benefits that Fund, and be the best choice for reducing the likelihood or severity of loss on the Fund’s investment.

It is important that you call the proxy soliciting agent at 866-963-5818 to speak with one of the representatives to assist you with the voting process. Representatives are available to take your vote Monday through Friday between 9:00 a.m. and 11:00 p.m. and on Saturday and Sunday from 12:00 p.m. to 6:00 p.m., EDT.

Thank you for your prompt attention to this matter.